                NORTH PITTSBURGH SYSTEMS, INC. AND SUBSIDIARIES

       Exhibit No. (11) - Statement - computation of per share earnings

                Statement of Computations of Earnings per Share

                                  For the Three Months       For the Nine Months
                                   Ended September 30        Ended September 30
                                ------------------------  ------------------------
                                    1995         1994         1995         1994
                                -----------  -----------  -----------  -----------
Net earnings                     $2,603,000   $2,924,000   $8,113,000   $7,986,000
                                ===========  ===========  ===========  ===========
Average common shares
 outstanding                      7,520,000    7,520,000    7,520,000    7,520,000
                                ===========  ===========  ===========  ===========
Earnings per share of common
 stock                           $      .35   $      .39   $     1.08   $     1.06
                                ===========  ===========  ===========  ===========